Exhibit 5.1

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 +1 212 839 5300 +1 212 839 5599 FAX	BEIJING BOSTON BRUSSELS CENTURY CITY CHICAGO DALLAS GENEVA	HONG KONG HOUSTON LONDON LOS ANGELES MUNICH NEW YORK PALO ALTO	SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

FOUNDED 1866

September 13, 2016

Care Capital Properties, Inc.

Care Capital Properties, LP

Care Capital Properties GP, LLC

191 North Wacker Drive, Suite 1200

Chicago, Illinois 60606

Re:                             Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Care Capital Properties, Inc., a Delaware corporation (the “Company”), Care Capital Properties, LP, a Delaware limited partnership (the “Partnership”), and Care Capital Properties GP, LLC, a Delaware limited liability company (the “General Partner”), with the Securities and Exchange Commission (the “Commission”). The Company, the Partnership and the General Partner are each referred to herein individually as a “Registrant” and together as the “Registrants.”  The Registration Statement relates to the offering from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of an indeterminate amount of:

(i)            shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”);

(ii)           shares of the Company’s preferred stock, $0.01 par value per share (the “Preferred Stock”);

(iii)          depositary shares representing fractional interests in any series of Preferred Stock (the “Depositary Shares”);

(iv)          debt securities of the Partnership (the “Debt Securities”), which may be unsecured senior debt securities (the “Senior Debt Securities”) and/or unsecured subordinated debt securities (the “Subordinated Debt Securities”);

(v)           guarantees by the Company of the Senior Debt Securities (the “Company Senior Guarantees”);

(vi)          guarantees by the General Partner of the Senior Debt Securities (the “General

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

Care Capital Properties, Inc.

Care Capital Properties, LP

Care Capital Properties GP, LLC

September 13, 2016

Partner Senior Guarantees” and, together with the Company Senior Guarantees, the “Senior Guarantees”);

(vii)         guarantees by the Company of the Subordinated Debt Securities (the “Company Subordinated Guarantees”);

(viii)        guarantees by the General Partner of the Subordinated Debt Securities (the “General Partner Subordinated Guarantees” and, together with the Company Subordinated Guarantees, the “Subordinated Guarantees”) (and the Subordinated Guarantees, together with the Senior Guarantees, the “Guarantees”); and

(ix)          warrants to purchase any one or a combination of the Common Stock, Preferred Stock, Depositary Shares or Debt Securities (the “Warrants”);

in each case, as described in the prospectus forming a part of the Registration Statement (the “Prospectus”).  The Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities, the Guarantees and the Warrants are hereinafter referred to, collectively, as the “Securities.”  The Company and the General Partner, in their capacities as guarantors, are each referred to herein individually as a “Guarantor” and together as the “Guarantors.”

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

Unless otherwise specified in the applicable prospectus supplement:

(a)           the Preferred Stock will be issued in one or more series and the relative powers, designations, preferences, rights, qualifications, limitations or restrictions of each such series of Preferred Stock will be set forth in one or more certificates of designation (each, a “Certificate of Designation”);

(b)           the Depositary Shares will be evidenced by depositary receipts (the “Depositary Receipts”) issued under one or more deposit agreements (each, a “Deposit Agreement”) to be entered into between the Company and a depositary (each, a “Depositary”);

(c)           the Senior Debt Securities and the Senior Guarantees, if any, will be issued under one or more indentures (each, a “Senior Indenture”) to be entered into among the Partnership, the Guarantors, if any, and Regions Bank, as trustee (the “Trustee”);

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Care Capital Properties, LP

Care Capital Properties GP, LLC

September 13, 2016

(d)           the Subordinated Debt Securities and the Subordinated Guarantees will be issued under one or more indentures (each, a “Subordinated Indenture”) to be entered into among the Partnership, the Guarantors, if any, and the Trustee; and

(e)           the Warrants will be issued in one or more series under one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and a warrant agent (each, a “Warrant Agent”);

in each case substantially in the form that has been or will be filed as an exhibit to the Registration Statement or a Current Report on Form 8-K incorporated by reference into the Registration Statement. The Senior Indenture, the Subordinated Indenture and all Certificates of Designation, Deposit Agreements, Warrant Agreements, supplemental indentures and officers’ certificates establishing the form or terms of the Debt Securities of any series and certificates evidencing any of the Securities are hereinafter called, collectively, the “Transaction Documents.”

In connection with this opinion, we have examined and relied upon originals, or copies identified to our satisfaction, of the Registration Statement, the exhibits thereto, the Amended and Restated Certificate of Incorporation of the Company (the “Charter”), the Amended and Restated By-Laws of the Company (the “By-Laws”), the Certificate of Limited Partnership of the Partnership, as amended (the “Certificate of Limited Partnership”), the Second Amended and Restated Limited Partnership Agreement of the Partnership (the “Partnership Agreement”), the Certificate of Formation of the General Partner, as amended (the “Certificate of Formation”), and the Second Amended and Restated Limited Liability Company Agreement of the General Partner (the “LLC Agreement” and, together with the Charter, the By-Laws, the Certificate of Limited Partnership, the Partnership Agreement and the Certificate of Formation, the “Governing Documents”), resolutions (the “Resolutions”) of the Board of Directors of the Company (the “Board”) relating to the Registration Statement and such corporate, partnership and other company records of the Registrants, certificates of public officials, officers of the Registrants and other persons, and other documents, agreements and instruments, as we have deemed necessary as a basis for this opinion letter.  We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination.  As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Registrants.

Care Capital Properties, Inc.

Care Capital Properties, LP

Care Capital Properties GP, LLC

September 13, 2016

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.             With respect to an offering of shares of Common Stock covered by the Registration Statement, such shares of Common Stock will be validly issued, fully paid and nonassessable when:  (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such shares of Common Stock shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the By-Laws and the Resolutions authorizing and approving the issuance, sale and delivery of such shares of Common Stock at a purchase price in an amount not less than the aggregate par value thereof; and (iv) certificates representing such shares of Common Stock shall have been duly executed, countersigned and registered and duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor or, if any such shares of Common Stock are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such shares of Common Stock to the purchasers thereof against payment of the agreed consideration therefor.

2.             With respect to an offering of shares of Preferred Stock of any series covered by the Registration Statement, such shares of Preferred Stock will be validly issued, fully paid and nonassessable when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such shares of Preferred Stock shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the By-Laws and the Resolutions (A) establishing the number of shares of such series and the designation, powers, preferences and rights of the shares of such series and any qualifications, limitations or restrictions thereon, (B) authorizing and approving the form, terms, execution, delivery and performance of a Certificate of Designation with respect to such series of Preferred Stock and the form of certificate, if any, evidencing the shares of such series of Preferred Stock and (C) authorizing and approving the filing of such Certificate of Designation and the issuance, sale and delivery of such shares of Preferred Stock at a purchase price in an amount not less than the aggregate par value thereof; (iv) such Certificate of Designation shall have been duly executed by the Company and filed with the Secretary of State of the State of Delaware in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and in conformity with the Charter and such final resolutions; and (v)

Care Capital Properties, Inc.

Care Capital Properties, LP

Care Capital Properties GP, LLC

September 13, 2016

certificates representing such shares of Preferred Stock shall have been duly executed, countersigned and registered and duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor or, if any such shares of Preferred Stock are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such shares of Preferred Stock to the purchasers thereof against payment of the agreed consideration therefor.

3.             With respect to an offering of Depositary Shares covered by the Registration Statement, such Depositary Shares will entitle the holders thereof to the rights specified in such Depositary Shares and the related Deposit Agreement when:  (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such Depositary Shares and the requisite number of shares of the series of Preferred Stock underlying such Depositary Shares (the “Underlying Preferred Shares”) shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the By-Laws and the Resolutions authorizing and approving (A) the form, terms, execution, delivery and performance of such Deposit Agreement and such Depositary Shares and the issuance, sale and delivery of such Depositary Shares at a purchase price in an amount not less than the aggregate par value of the Underlying Preferred Shares, (B) the actions described in paragraph 2 above with respect to the Underlying Preferred Shares and the related Certificate of Designation and (C) the issuance and delivery of the Underlying Preferred Shares in accordance with the terms of such Deposit Agreement; (iv) such Certificate of Designation shall have been duly executed by the Company and filed with the Secretary of State of the State of Delaware in accordance with the DGCL and in conformity with the Charter and such final resolutions; (v) such Deposit Agreement shall have been duly executed and delivered by the Company and the Depositary named therein; (vi) certificates representing the requisite number of Underlying Preferred Shares shall have been duly executed, countersigned and registered and duly delivered to and deposited with such Depositary in accordance with the terms of such Deposit Agreement against payment of the agreed consideration therefor or, if any such Underlying Preferred Shares are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Underlying Preferred Shares to such Depositary in accordance with the terms of such Deposit Agreement against payment of the agreed consideration therefor; and (vii) the Depositary Receipts evidencing such Depositary Shares shall have been duly executed and delivered by such Depositary in accordance with such Deposit Agreement and duly delivered to the purchasers thereof against payment of the agreed consideration therefor or, if any such Depositary Shares are to be issued in uncertificated form, the Depositary’s books shall reflect the issuance of such Depositary Shares to the purchasers thereof against payment of the

Care Capital Properties, Inc.

Care Capital Properties, LP

Care Capital Properties GP, LLC

September 13, 2016

agreed consideration therefor.

4.             With respect to an offering of Senior Debt Securities of any series covered by the Registration Statement, the Senior Debt Securities of such series will constitute valid and binding obligations of the Partnership and the Senior Guarantee of such series of Senior Debt Securities, if any, will constitute a valid and binding obligation of each Guarantor, if any, when:  (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the Senior Indenture (including any necessary supplemental indenture) shall have been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”); (ii) a prospectus supplement with respect to such series of Senior Debt Securities and, if applicable, such Senior Guarantee shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Senior Indenture shall have been duly authorized, executed and delivered by the Partnership, each Guarantor, if any, and the Trustee; (iv) all necessary partnership action shall have been taken by the Partnership to authorize and approve the form, terms, execution, delivery, performance, issuance and sale of such series of Senior Debt Securities, and to authorize the execution, delivery and performance of a supplemental indenture or officers’ certificate establishing the form and terms of such series of Senior Debt Securities pursuant to the Senior Indenture and the form of note evidencing the Senior Debt Securities of such series; (v) all necessary corporate and other company action shall have been taken by the applicable Guarantors, if any, to authorize and approve the form, terms, performance and issuance of such Senior Guarantee, if any; (vi) a supplemental indenture or officers’ certificate establishing the form and terms of such series of Senior Debt Securities shall have been duly executed and delivered by the Partnership and any such supplemental indenture shall have been duly authorized, executed and delivered by each Guarantor, if any, and the Trustee; and (vii) notes representing the Senior Debt Securities of such series shall have been duly executed and delivered by the Partnership, authenticated by the Trustee and issued, all in accordance with applicable Governing Documents, final resolutions of the Board or a duly authorized committee thereof, the Senior Indenture and the supplemental indenture or officers’ certificate, as the case may be, establishing the form and terms of the Senior Debt Securities of such series, and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.

5.             With respect to an offering of Subordinated Debt Securities of any series covered by the Registration Statement, the Subordinated Debt Securities of such series will constitute valid and binding obligations of the Partnership and the Subordinated Guarantee of such series of Subordinated Debt Securities, if any, will constitute a valid and binding obligation of each Guarantor, if any, when: (i) the Registration Statement, as finally amended (including any

Care Capital Properties, Inc.

Care Capital Properties, LP

Care Capital Properties GP, LLC

September 13, 2016

necessary post-effective amendments), shall have become effective under the Securities Act and the Subordinated Indenture (including any necessary supplemental indenture) shall have been qualified under the TIA; (ii) a prospectus supplement with respect to such series of Subordinated Debt Securities and, if applicable, such Subordinated Guarantee shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Subordinated Indenture shall have been duly authorized, executed and delivered by the Partnership, each Guarantor, if any, and the Trustee; (iv) all necessary partnership action shall have been taken by the Partnership to authorize and approve the form, terms, execution, delivery, performance, issuance and sale of such series of Subordinated Debt Securities, and to authorize the execution, delivery and performance of a supplemental indenture or officers’ certificate establishing the form and terms of such series of Subordinated Debt Securities pursuant to the Subordinated Indenture and the form of note evidencing the Subordinated Debt Securities of such series; (v) all necessary corporate and other company action shall have been taken by the applicable Guarantors, if any, to authorize and approve the form, terms, performance and issuance of such Subordinated Guarantee, if any; (vi) a supplemental indenture or officers’ certificate establishing the form and terms of such series of Subordinated Debt Securities shall have been duly executed and delivered by the Partnership and any such supplemental indenture shall have been duly authorized, executed and delivered by each Guarantor, if any, and the Trustee; and (vii) notes representing the Subordinated Debt Securities of such series shall have been duly executed and delivered by the Partnership, authenticated by the Trustee and issued, all in accordance with the applicable Governing Documents, final resolutions of the Board or a duly authorized committee thereof, the Subordinated Indenture and the supplemental indenture or officers’ certificate, as the case may be, establishing the form and terms of the Subordinated Debt Securities of such series, and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.

6.             With respect to an offering of Warrants covered by the Registration Statement, such Warrants will constitute valid and binding obligations of the Company when:  (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such Warrants and the shares of Common Stock, shares of Preferred Stock, Depositary Shares or Debt Securities, as the case may be, issuable upon exercise of such Warrants (and, in the case of Depositary Shares, the Underlying Preferred Shares) (in any such case, the “Warrant Securities”) shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the By-Laws and the Resolutions authorizing and approving (A) the form, terms, execution, delivery

Care Capital Properties, Inc.

Care Capital Properties, LP

Care Capital Properties GP, LLC

September 13, 2016

and performance of the related Warrant Agreement and the form of certificate evidencing such Warrants, (B) the issuance, sale, delivery and purchase price of such Warrants and (C) the issuance of the applicable Warrant Securities upon the exercise of such Warrants on the terms provided in the related Warrant Agreement; (iv) if the Warrant Securities are shares of Common Stock, the applicable actions described in paragraph 1 above shall have been taken; (v) if such Warrants are exercisable for shares of Preferred Stock, the applicable actions described in paragraph 2 above shall have been taken; (vi) if the Warrant Securities are Depositary Shares, the applicable actions described in paragraph 3 above shall have been taken; (vii) if the Warrant Securities are Debt Securities, the applicable actions described in paragraph 4 or 5 above, as applicable, shall have been taken; (viii) such Warrant Agreement shall have been duly executed and delivered by the Company and the Warrant Agent named therein; and (ix) certificates representing such Warrants shall have been duly executed by the Company, countersigned (if applicable) by such Warrant Agent and duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.

Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief. Our opinions are also subject to (i) provisions of law which may require that a judgment for money damages rendered by a court in the United States of America be expressed only in United States dollars, (ii) requirements that a claim with respect to any Debt Securities or other obligations that are denominated or payable other than in United States dollars (or a judgment denominated or payable other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (iii) governmental authority to limit, delay or prohibit the making of payments outside of the United States of America or in a foreign currency.

For the purposes of this letter, we have assumed that, at the time of the issuance, sale and delivery of any of the Securities:

(i)            the applicable Securities will be issued and sold as contemplated in the Registration Statement and the prospectus supplement relating thereto;

(ii)           the execution, delivery and performance by the applicable Registrants of the applicable Transaction Documents and the issuance, sale, exercise (if applicable) and delivery of

Care Capital Properties, Inc.

Care Capital Properties, LP

Care Capital Properties GP, LLC

September 13, 2016

the applicable Securities (including, without limitation, any Underlying Preferred Shares or Warrant Securities) will not (A) contravene or violate the applicable Governing Documents, any resolutions adopted by the Board or any duly authorized committee thereof, the DGCL, the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”) or the Delaware Limited Liability Company Act (the “DLLCA”), as applicable, or any other law, rule or regulation applicable to such Registrants, (B) result in a default under or breach of any agreement or instrument binding upon any Registrant or any order, judgment or decree of any court or governmental authority applicable to any Registrant, or (C) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect);

(iii)          all of the actions taken by the Registrants as contemplated by paragraphs 1 through 6 above, to the extent applicable, shall have been taken pursuant to and in accordance with the applicable Governing Documents, any applicable resolutions adopted by the Board or any duly authorized committee thereof, the DGCL, the DRULPA or the DLLCA, as the case may be, and any other applicable laws, rules or regulations;

(iv)          the authorization by the applicable Registrant of the transactions described above, the applicable Transaction Documents and the other instruments, agreements and documents entered into by any Registrant in connection with the transactions described above will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability of any such instruments, agreements and documents;

(v)           the Governing Documents, as currently in effect, will not have been modified or amended and will be in full force and effect;

(vi)          the form, terms, execution, delivery and performance of the applicable Transaction Documents and the issuance, sale, exercise (if applicable), and delivery of the Securities (including, without limitation, any Underlying Preferred Shares and Warrant Securities and any issuance, sale or delivery upon exercise thereof of Warrants) shall have been duly authorized and approved by the Board or a duly authorized committee thereof or by duly authorized officers of the applicable Registrant acting pursuant to authority delegated to such officers by the Board or a duly authorized committee thereof, all in accordance with, and within any parameters or limitations established by, the applicable Governing Documents, any applicable resolutions of the Board or any duly authorized committee thereof, the applicable Transaction Documents, the DGCL, the DRULPA or the DLLCA, as applicable, and any other

Care Capital Properties, Inc.

Care Capital Properties, LP

Care Capital Properties GP, LLC

September 13, 2016

applicable laws, rules or regulations;

(vii)         such terms will be accurately reflected in the applicable Transaction Documents and any other instruments, agreements and certificates governing, evidencing or establishing the forms and terms of such Securities, and the issuance, sale and delivery of the Securities (including, without limitation, any Underlying Preferred Shares or Warrant Securities and any issuance, sale or delivery thereof upon exercise of Warrants) will not be subject to any preemptive or other similar rights;

(viii)        the Company will have a number of authorized and unissued shares of Common Stock and Preferred Stock sufficient to provide for the issuance of all shares of Common Stock and Preferred Stock (including, without limitation, Underlying Preferred Shares) issued pursuant to the transactions contemplated above and issuable upon exercise of any Warrants; and

(ix)          the Transaction Documents (other than any Certificate of Designation or certificate evidencing shares of Common Stock or Preferred Stock) will be governed by and construed in accordance with the laws of the State of New York.

With respect to each Transaction Document and other instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and at all relevant times was, is and will be validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and at all relevant times had, has and will have full right, power and authority to execute, deliver and perform its obligations under such Instrument; (ii) such Instrument has been duly authorized, executed and delivered by each party thereto; and (iii) such Instrument at all relevant times was, is and will be a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto; provided, that we make no assumption in clause (iii) insofar as such assumption relates to the Registrants and is expressly covered by our opinions set forth herein.

This opinion letter is given as of the date hereof and is limited to the DGCL, the DRULPA, the DLLCA and the laws of the State of New York (excluding the securities laws of the State of New York). We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America, any state securities or blue sky laws or as to the municipal laws or the laws, rules or regulations of any local agencies or governmental authorities of or within the State of New York, or in each

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Care Capital Properties GP, LLC

September 13, 2016

case as to any matters arising thereunder or relating thereto. This opinion letter has been prepared for use in connection with the Registration Statement.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and further consent to the reference to this Firm under the caption “Validity of the Offered Securities” in the Prospectus. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Sidley Austin LLP